Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Synergy Pharmaceuticals, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 15, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Synergy Pharmaceuticals, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York
May 2, 2012